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                                                                     EXHIBIT 4.1










                           HILTON HOTELS CORPORATION
                          EMPLOYEE STOCK PURCHASE PLAN
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                               TABLE OF CONTENTS

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                                                                            PAGE
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   .......................................................................
1.   PURPOSE..............................................................   1
2.   DEFINITIONS..........................................................   1
3.   ELIGIBILITY..........................................................   3
4.   STOCK SUBJECT TO THIS PLAN; SHARE LIMITATIONS........................   3
5.   OFFERING PERIODS.....................................................   3
6.   PARTICIPATION........................................................   4
7.   METHOD OF PAYMENT OF CONTRIBUTIONS...................................   4
8.   GRANT OF OPTION......................................................   5
9.   EXERCISE OF OPTION...................................................   5
10.  DELIVERY.............................................................   5
11.  TERMINATION OF EMPLOYMENT; REDUCTION IN SERVICE......................   6
12.  ADMINISTRATION.......................................................   6
13.  DESIGNATION OF BENEFICIARY...........................................   7
14.  TRANSFERABILITY......................................................   7
15.  USE OF FUNDS; INTEREST...............................................   8
16.  REPORTS..............................................................   8
17.  ADJUSTMENTS OF AND CHANGES IN THE STOCK..............................   8
18.  TERM OF PLAN; AMENDMENT OR TERMINATION...............................   9
19.  NOTICES..............................................................   9
20.  CONDITIONS UPON ISSUANCE OF SHARES...................................   9
21.  ADDITIONAL RESTRICTIONS OF RULE 16b-3................................   9
22.  EMPLOYEE'S RIGHTS....................................................   10

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                           HILTON HOTELS CORPORATION
                          EMPLOYEE STOCK PURCHASE PLAN


     The following constitute the provisions of the Hilton Hotels Corporation Employee Stock Purchase Plan, effective January 1, 1997.

1.   PURPOSE

     The purpose of this Plan is to provide Eligible Employees with an incentive to advance the best interests of Hilton Hotels Corporation by providing a method whereby they may voluntarily purchase Common Stock at a favorable price and upon favorable terms. This Plan is not intended to meet the requirements of Section 423 of the Code.

2.   DEFINITIONS

     Capitalized terms used herein which are not otherwise defined shall have the following meanings.

          "Account" shall mean the bookkeeping account maintained by the
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     Company, or by a recordkeeper on behalf of the Company, for a Participant pursuant to Section 7(a).

          "Board" shall mean the Board of Directors of the Company.
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          "Code" shall mean the Internal Revenue Code of 1986, as amended.
           ----

          "Committee" shall mean the committee appointed by the Board to
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     administer this Plan pursuant to Section 12.

          "Common Stock" shall mean the Common Stock of the Company.
           ------------

          "Company" shall mean Hilton Hotels Corporation, a Delaware
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     corporation.

          "Compensation" shall mean the following: regular earnings, overtime,
           ------------
     shift premium, shift differential, vacation pay, incentive compensation, and bonuses. Compensation also includes amounts contributed as salary reduction contributions to a plan qualifying under Section 401(k), 125 or 129 of the Code. Compensation includes tips, tokens and gratuities, but only to the extent that such tips, tokens and gratuities are actually reported as income subject to income tax withholding on form W-2 for an Eligible Employee. Any other form of remuneration is excluded from Compensation, including prizes, awards,

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     housing allowances, stock option exercises, restricted stock exercises, performance awards, auto allowances and other forms of imputed income.

          "Contributions" shall mean all bookkeeping amounts credited to the
           -------------
     Account of a Participant pursuant to Section 7(a).

          "Eligible Employee" shall mean any employee of the Company or of any
           -----------------
     Subsidiary which has been designated in writing by the Committee as a "Participating Subsidiary," except that any employee who has not as of the Grant Date completed at least 12 months of continuous full-time employment with the Company or a Subsidiary or whose customary employment is for less than 30 hours per week shall not be an Eligible Employee. In addition, no person whose employment is subject to the terms of a collective bargaining agreement shall be an Eligible Employee, unless the terms of such agreement specifically extend the benefits of this Plan to such employee.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as
           ------------
     amended.

          "Exercise Date" shall mean, with respect to an Offering Period, the
           -------------
     first business day of the month following the end of that Offering Period.

          "Fair Market Value" shall mean the closing price of a Share on The New
           -----------------
     York Stock Exchange on such date (or, in the event that the Common Stock is not traded on such date, on the immediately preceding trading date), as reported in The Wall Street Journal or, in the event the Common Stock is
                 --- ---- ------ -------
     not listed on The New York Stock Exchange, the "Fair Market Value" shall be the closing price of the Common Stock for such date (or, in the event that the Common Stock is not traded on such date, on the immediately preceding trading date), as reported by the National Association of Securities Dealers Automated Quotation ("NASDAQ") or, if such price is not reported, the mean of the bid and asked prices per Share as reported by NASDAQ or, if such prices are not so listed or reported, as determined by the Committee (or its delegate), in its discretion.

          "Grant Date" shall mean the first business day of each Offering
           ----------
     Period.

          "Offering Period" shall mean the 6-consecutive month period commencing
           ---------------
     on each January 1 or July 1.

          "Option" shall mean the nonqualified stock option to acquire Shares
           ------
     granted to a Participant pursuant to Section 8.

          "Option Price" shall mean the per share exercise price of an Option as
           ------------
     determined in accordance with Section 8(b).

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          "Participant" shall mean an Eligible Employee who has elected to
           -----------
     participate in this Plan and who has filed a valid and effective Subscription Agreement to make Contributions pursuant to Section 6.

          "Plan" shall mean this Hilton Hotels Corporation Employee Stock
           ----
     Purchase Plan, as amended from time to time.

          "Share" shall mean a share of Common Stock.
           -----

          "Subscription Agreement" shall mean the agreement filed by an Eligible
           ----------------------
     Employee with the Company pursuant to Section 6 to participate in this Plan.

          "Subsidiary" shall mean any corporation in an unbroken chain of
           ----------
     corporations (beginning with the Company) in which each corporation (other than the last corporation) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one or more of the other corporations in the chain.

3.   ELIGIBILITY

     Any person employed as an Eligible Employee as of a Grant Date shall be eligible to participate in this Plan during the Offering Period in which such Grant Date occurs, subject to the Eligible Employee satisfying the requirements of Section 6.

4.   STOCK SUBJECT TO THIS PLAN; SHARE LIMITATIONS

     The total number of Shares to be made available under this Plan is 2,000,000 authorized and unissued or treasury shares of Common Stock, subject to adjustments pursuant to Section 17. In the event that all of the Shares made available under this Plan are subscribed prior to the expiration of this Plan, this Plan may be terminated in accordance with
     Section 18.

5.   OFFERING PERIODS

     During the term of this Plan, the Company will offer Options to purchase Shares to all Participants during each Offering Period. Each Option shall become effective on the Grant Date. The term of each Option is 6 months and shall end on the Exercise Date. Offering Periods shall continue until this Plan is terminated in accordance with Section 18, or, if earlier, until no Shares remain available for Options pursuant to Section 4.

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6.   PARTICIPATION

     An Eligible Employee may become a participant in this Plan by completing a Subscription Agreement on a form approved by and in a manner prescribed by the Committee (or its delegate). To become effective, Subscription Agreements must be filed with the Company prior to the applicable Grant Date and must set forth the percentage of such Eligible Employee's Compensation (which shall be a whole percentage point not less than 1% and not more than 10%) to be credited to the Participant's Account as Contributions each pay period. Subscription Agreements shall contain the Eligible Employee's authorization and consent to the Company's withholding from his or her Compensation the amount of his or her Contributions. Subscription Agreements shall remain valid for all Offering Periods until
     (i) an Eligible Employee's participation terminates pursuant to the terms hereof, or (ii) until a new Subscription Agreement becomes effective pursuant to Section 7.

7.   METHOD OF PAYMENT OF CONTRIBUTIONS

     (a) The Company shall maintain on its books, or cause to be maintained by a recordkeeper, an Account in the name of each Participant. The percentage of Compensation elected to be applied as Contributions by a Participant shall be deducted from such Participant's Compensation on each payday during the period for payroll deductions set forth below and such payroll deductions shall be credited to that Participant's Account as soon as administratively practicable after such date. A Participant may not make any additional payments into his or her Account. A Participant's Account shall be reduced by any amounts used to pay the Option Price of Shares acquired, or by any amounts distributed, pursuant to the terms hereof.

     (b) Payroll deductions with respect to an Offering Period shall commence as of the first day of the payroll period which coincides with or immediately follows the applicable Grant Date and shall end on the last day of the payroll period which immediately precedes the applicable Exercise Date, unless sooner terminated by the Participant as provided in this Section or until his or her participation terminates pursuant to Section 11.

     (c) The maximum amount of Contributions to a Participant's Account in any one Offering Period shall not exceed $12,500. Should a Participant's Account balance reach $12,500, such Participant's payroll deductions made pursuant to this Section shall terminate. Should a Participant's Account balance exceed $12,500, any such excess

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          shall be refunded to such Participant as soon as administratively practicable.

     (d) A Participant may terminate his or her Contributions by completing and filing with the Company, on such terms as the Committee (or its delegate) may prescribe, a new Subscription Agreement. Such termination shall be effective as soon as administratively practicable after its receipt by the Company.

     (e) A Participant may otherwise change the amount of his or her Contributions effective as of the next Grant Date by completing and filing with the Company, on such terms as the Committee (or its delegate) may prescribe, a new Subscription Agreement.

8.   GRANT OF OPTION

     (a) On each Grant Date, each Eligible Employee who is a participant during that Offering Period shall be granted an Option to purchase a number of Shares. The Option shall be exercised on the Exercise Date. The number of Shares subject to the Option shall be determined by dividing the Participant's Account balance as of the applicable Exercise Date by the Option Price.

     (b) The Option Price per Share of the Shares subject to an Option shall be the lesser of: (i) 95% of the Fair Market Value of a Share on the applicable Grant Date; or (ii) 95% of the Fair Market Value of a Share on the applicable Exercise Date.

9.   EXERCISE OF OPTION

     Unless a Participant's Plan participation is terminated as provided in
     Section 11, his or her Option for the purchase of Shares shall be exercised automatically on the Exercise Date for that Offering Period, without any further action on the Participant's part, and the maximum number of whole Shares subject to such Option shall be purchased at the Option Price with the balance of such Participant's Account. If any amount (which is not sufficient to purchase a whole Share) remains in a Participant's Account after the exercise of his or her Option on the Exercise Date: (i) such amount shall be credited to such Participant's Account for the next Offering Period, if he or she is then a Participant; or (ii) if such Participant is not a Participant in the next Offering Period, or if the Committee so elects, such amount shall be refunded to such Participant as soon as administratively practicable after such date.

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10.  DELIVERY

     As soon as administratively practicable after the Exercise Date, the Company shall deliver to each Participant a certificate representing the Shares purchased upon exercise of his or her Option. The Company may make available an alternative arrangement for delivery of Shares to a recordkeeping service. The Committee (or its delegate) in its discretion may either require or permit the Participant to elect that such certificates be delivered to such recordkeeping service.

11.  TERMINATION OF EMPLOYMENT; REDUCTION IN SERVICE

     (a) Upon a Participant's termination from employment with the Company and its Subsidiaries for any reason (including, but not limited to, death or retirement), or in the event that a Participant is no longer an Eligible Employee, at any time prior to the last day of an Offering Period in which he or she participates, such Participant's Account shall be paid to him or her or in cash, or, in the event of such Participant's death, paid to the person or persons entitled thereto under Section 13, and such Participant's Option for that Offering Period shall be automatically terminated.

     (b) A Participant's termination from Plan participation precludes the Participant from again participating in this Plan during that Offering Period. However, such termination shall not have any effect upon his or her ability to participate in any succeeding Offering Period, provided that the applicable eligibility and participation requirements are again then met. A Participant's termination from Plan participation shall be deemed to be a revocation of that Participant's Subscription Agreement and such Participant must file a new Subscription Agreement to resume Plan participation in any succeeding Offering Period.

12.  ADMINISTRATION

     The Board shall appoint the Committee which shall supervise and administer this Plan and shall have full power and discretion to adopt, amend and rescind any rules deemed desirable and appropriate for the administration of this Plan and not inconsistent with the terms of this Plan, and to make all other determinations necessary or advisable for the administration of this Plan. No member of the Committee shall be entitled to act on or decide any matter relating solely to himself or herself or any of his or her rights or benefits under this Plan. The Committee shall have full power and discretionary authority to construe and interpret the terms and conditions of this Plan, which construction or interpretation shall be final and binding on all parties including the Company, Participants and Beneficiaries. The composition of the Committee shall be in

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     accordance with the requirements to obtain or retain any available exemption from Section 16(b) of the Exchange Act.

13.  DESIGNATION OF BENEFICIARY

     (a) A Participant may file, in a manner prescribed by the Committee (or its delegate), a written designation of a beneficiary who is to receive any Shares or cash from such Participant's Account under this Plan in the event of such Participant's death. If a Participant's death occurs subsequent to the end of an Offering Period but prior to the delivery to him or her of any Shares deliverable under the terms of this Plan, such Shares and any remaining balance of such Participant's Account shall be paid to such beneficiary (or such other person as set forth in Section 13(b)) as soon as administratively practicable after the Company receives notice of such Participant's death and any outstanding unexercised Option shall terminate. If a Participant's death occurs at any other time, the balance of such Participant's Account shall be paid to such beneficiary (or such other person as set forth in Section 13(b)) in cash as soon as administratively practicable after the Company receives notice of such Participant's death and such Participant's Option shall terminate. If a Participant is married and the designated beneficiary is not his or her spouse, spousal consent shall be required for such designation to be effective.

     (b) Beneficiary designations may be changed by the Participant (and his or her spouse, if required) at any time on forms provided and in the manner prescribed by the Committee (or its delegate). If a Participant dies with no validly designated beneficiary under this Plan who is living at the time of such Participant's death, the Company shall deliver all Shares and/or cash payable pursuant to the terms hereof to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed, the Company, in its discretion, may deliver such Shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

14.  TRANSFERABILITY

     Neither Contributions credited to a Participant's Account nor any Options or rights with respect to the exercise of Options or right to receive Shares under this Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in Section 13) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company

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     may treat such act as an event terminating such Participant's status as an
     Eligible Employee for that Offering Period for purposes of, and such Participant's Plan participation for that Offering Period may be terminated pursuant to, Section 11. During a Participant's lifetime, Options shall only be exercisable by him or her.

15.  USE OF FUNDS; INTEREST

     All Contributions received or held by the Company under this Plan will be included in the general assets of the Company and may be used for any corporate purpose. No interest will be paid to any Participant or credited to his or her Account under this Plan.

16.  REPORTS

     Statements shall be provided to Participants as soon as administratively practicable following each Exercise Date. Each Participant's statement shall set forth, as of such Exercise Date, that Participant's Account balance immediately prior to the exercise of his or her Option, the Fair Market Value of a Share, the Option Price, the number of Shares purchased and his or her remaining Account balance, if any.

17.  ADJUSTMENTS OF AND CHANGES IN THE STOCK

     In the event that the Shares shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation (whether by reason or merger, consolidation, recapitalization, stock split, combination of shares, or otherwise), or if the number of Shares shall be increased through a stock split or the payment of a stock dividend, then there shall be substituted for or added to each Share theretofore reserved for sale under this Plan, the number and kind of shares of stock or other securities into which each outstanding Share shall be so changed, or for which each such Share shall be exchanged, or to which each such Share is entitled, as the case may be, or the number or kind of securities which may be sold under this Plan and the purchase price per Share shall be appropriately adjusted consistent with such change in such manner as the Committee (or its delegate) may deem equitable to prevent substantial dilution or enlargement of rights granted to, or available for, Eligible Employees under this Plan.

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18.  TERM OF PLAN; AMENDMENT OR TERMINATION

     (a) This Plan shall become effective January 1, 1997. No new Offering Periods shall commence after December 31, 2006 and this Plan shall terminate on the first business day following such date unless sooner terminated pursuant to this Section 18.

     (b) The Board may amend, modify or terminate this Plan at any time without notice, provided that no Participant's existing rights are adversely affected thereby.

19.  NOTICES

     All notices or other communications by a Participant to the Company contemplated by this Plan shall be deemed to have been duly given when received in the form and manner specified by the Committee (or its delegate) at the location, or by the person, designated by the Committee (or its delegate) for that purpose.

20.  CONDITIONS UPON ISSUANCE OF SHARES

     Shares shall not be issued with respect to an Option unless the exercise of such Option and the issuance and delivery of such Shares complies with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, any applicable state securities laws, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed.

     As a condition precedent to the exercise of any Option, if, in the opinion of counsel for the Company such a representation is required under applicable law, the Company may require any person exercising such Option to represent and warrant that the Shares subject thereto are being acquired only for investment and without any present intention to sell or distribute such Shares.

21.  ADDITIONAL RESTRICTIONS OF RULE 16b-3

     The terms and conditions of Options granted hereunder to, and the purchase of Shares by, persons subject to Section 16 of the Exchange Act shall comply with the applicable provisions of Rule 16b-3 promulgated thereunder ("Rule 16b-3"). This Plan shall be deemed to contain, and Options shall contain, and the Shares issued upon exercise thereof shall be subject to, such additional conditions and restrictions as the Committee (or its delegate) may determine, in its discretion, are required by Rule 16b-3 to qualify for the maximum exemption available from Section 16 of the Exchange Act.

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22.  EMPLOYEE'S RIGHTS

     Nothing in this Plan shall prevent the Company or any Subsidiary from terminating any employee's employment. No employee shall have any rights as a shareholder until a certificate for Shares has been issued in the Participant's name following exercise of his or her Option.

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